SUB ITEM 77H

As of October 31, 2011, the following person no longer owns 25% or more of the voting securities of MFS Lifetime 2050 Fund:

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|PERSON                   |
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|IRA R/O Robert F. Colburn|
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AS OF OCTOBER 31, 2011, THE FOLLOWING ENTITY NOW OWNS 25% OR MORE OF THE VOTING
SECURITIES OF MFS LIFETIME 2050 FUND:

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|ENTITY                     |Percentage|
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|New York Life Trust Company|37.47%    |
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